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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statement of Corporate Express, Inc. on Form S-8 (File No. 33-86574) of our report dated June 11, 1996 on our audits of the consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of March 2, 1996 and February 25, 1995, and for the years ended March 2, 1996, February 25, 1995 and February 28, 1994, which report is included in this Annual Report on Form 10-K.



    Coopers & Lybrand, L.L.P.

    Denver, Colorado
    June 11, 1996